                                                                    EXHIBIT 23.2


                         Consent of Ernst & Young LLP

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 15, 1997, with respect to the consolidated financial statements of Mark Twain Bancshares, Inc. incorporated by reference in the Joint Proxy Statement of Mercantile Bancorporation Inc. and Mark Twain Bancshares, Inc. that is made a part of the Registration Statement (Form S-4) and Prospectus of Mercantile Bancorporation, Inc. for the registration of 17,213,114 shares of its common stock.


                                                         /s/ Ernst & Young LLP

March 18, 1997
St. Louis, Missouri